UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 22, 2013

DEPHASIUM CORP.
 (Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

7695 S.W. 104th Street, Suite 210 Miami, FL 33156
(Address of principal executive offices)

(305) 663-7140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	DEPARTURE OF DIRECTOS OR CERTAIN OFFICERS, ELECTION FO DIRECOTRS; APPOINTMENT OF CERTAIN OFFICERS,

Effective at the close of business on May 22, 2012 Irma N. Colon-Alonso resigned her position as President, Secretary and Director of the Registrant. At the time of the resignation, there was no disagreement between Mrs. Colon-Alonso and the Registrant and the resignation was solely for personal reasons.

On May 22, 2013 J. Francisco Terreforte filled Ms. Colon’s position on the Board of Directors of the Registrant pending the next annual meeting of the election of directors.  In addition, Mr. Terreforte was appointed President and Secretary of the Registrant.

J. Francisco Terreforte, age forty is also a director, president and CEO of Asia Atlantic  Resources, Inc. which is an SEC reporting shell company and has held those positions since February 2011. He is also an independent consultant to several companies, specifically in the mortgage and realty investment sector.  Prior to becoming an independent Consultant, Mr. Terreforte oversaw the Mortgage Administration Division of Central Florida Investments, Inc. and was with Central Florida Investments for eight (8) years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dephasium Corp.
(Registrant)

By:	/s/J. Francisco Terreforte
J. Francisco Terreforte, President

Dated: May 23, 2014